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                                                              EXHIBIT 99.(h)(13)

                    SUPPLEMENT TO SECOND AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

                PIMCO Funds: Pacific Investment Management Series
                            840 Newport Center Drive
                         Newport Beach, California 92660

                            __________________, 2002

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE:  PIMCO CommodityRealReturn Strategy Fund

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company LLC (the "Administrator") as follows:

     1. The Trust is an open-end investment company organized as a Massachusetts business trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The PIMCO CommodityRealReturn Strategy Fund (the "Fund") is a separate investment portfolio of the Trust.

     2. The Trust and the Administrator have entered into a Second Amended and Restated Administration Agreement ("Agreement") dated May 5, 2000, pursuant to which the Trust has employed the Administrator to provide management and administrative services to the Trust as set forth in that Agreement.

     3. As provided in paragraph 1 of the Agreement, the Trust hereby adopts the Agreement with respect to the Fund and the Administrator hereby acknowledges that the Agreement shall pertain to the Fund, the terms and conditions of such Agreement being hereby incorporated herein by reference.

     4. As provided in paragraph 5 of the Agreement and subject to further conditions as set forth therein, the Trust shall with respect to the Fund pay the Administrator a monthly fee, calculated as a percentage (on an annual basis) of the average daily value of the net assets of the Fund during the preceding month, at a rate of 0.25% for Institutional and Administrative Classes, at a rate of 0.45% for Class A, Class B, Class C, and for Class D.

     5. This Supplement and the Agreement shall become effective with respect to the Fund on _____________, 2002 and shall continue in effect with respect to the Fund for a period of more than two years from that date only so long as the continuance is specifically approved at

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least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of the entire Board of Trustees of the Trust or by a majority of the outstanding voting securities of the Trust or, with respect to a Fund by a vote of a majority of the outstanding shares of the Fund, on 60 days' written notice to the Administrator or, at or after the one-year period commencing the date of its effectiveness, by the Administrator on 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).


                                       2

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     If the foregoing correctly sets forth the agreement between the Trust and the Administrator, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                           Very truly yours,

                                           PIMCO FUNDS:  PACIFIC
                                           INVESTMENT MANAGEMENT
                                           SERIES

                                           By:    ______________________________
                                           Title: President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:    ____________________________________
Title: Managing Director

                    SUPPLEMENT TO SECOND AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

                PIMCO Funds: Pacific Investment Management Series
                            840 Newport Center Drive
                         Newport Beach, California 92660

                            __________________, 2002

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE:   PIMCO StocksPLUS Total Return Fund
      PIMCO All Asset Fund

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company LLC (the "Administrator") as follows:

     1. The Trust is an open-end investment company organized as a Massachusetts business trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The PIMCO StocksPLUS Total Return and PIMCO All Asset Funds (the "Funds") are separate investment portfolios of the Trust.

     2. The Trust and the Administrator have entered into a Second Amended and Restated Administration Agreement ("Agreement") dated May 5, 2000, pursuant to which the Trust has employed the Administrator to provide management and administrative services to the Trust as set forth in that Agreement.

     3. As provided in paragraph 1 of the Agreement, the Trust hereby adopts the Agreement with respect to the Funds and the Administrator hereby acknowledges that the Agreement shall pertain to the Funds, the terms and conditions of such Agreement being hereby incorporated herein by reference.

     4. As provided in paragraph 5 of the Agreement and subject to further conditions as set forth therein, the Trust shall with respect to the Funds pay the Administrator a monthly fee, calculated as a percentage (on an annual basis) of the average daily value of the net assets of the Fund during the preceding month, at a rate of 0.25% for Institutional and Administrative Classes of the PIMCO StocksPLUS Total Return Fund, and at a rate of 0.05% for Institutional and Administrative Classes of the PIMCO All Asset Fund.

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     5. This Supplement and the Agreement shall become effective with respect to the Funds on _____________, 2002 and shall continue in effect with respect to the Funds for a period of more than two years from that date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of the entire Board of Trustees of the Trust or by a majority of the outstanding voting securities of the Trust or, with respect to a Fund by a vote of a majority of the outstanding shares of the Funds, on 60 days' written notice to the Administrator or, at or after the one-year period commencing the date of its effectiveness, by the Administrator on 60 days' written notice to the Trust.
This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).


                                       2

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     If the foregoing correctly sets forth the agreement between the Trust and the Administrator, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                               Very truly yours,

                                               PIMCO FUNDS:  PACIFIC
                                               INVESTMENT MANAGEMENT
                                               SERIES

                                               By:     _________________________
                                               Title:  President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:     _________________________________
Title:  Managing Director

                                       3